EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2015

Company Announces 21 Percent Increase in Quarterly Dividend

Calabasas Hills, CA — July 22, 2015 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2015, which ended on June 30, 2015.

Total revenues were $529.1 million in the second quarter of fiscal 2015 as compared to $496.4 million in the prior year second quarter.  Net income and diluted net income per share were $34.7 million and $0.69, respectively, in the second quarter of fiscal 2015.

Operating Results

Comparable restaurant sales at The Cheesecake Factory restaurants increased 2.8% in the second quarter of fiscal 2015.

“We delivered high quality results in the second quarter driven by a strong comparable sales increase at The Cheesecake Factory, marking our 22nd consecutive quarter of comparable sales gains and another in which we outperformed the industry by a solid margin,” said David Overton, Chairman and Chief Executive Officer.

“Our business is performing well across multiple dimensions.  We are operating our restaurants effectively, improving in key areas such as food efficiency, and maintaining our high guest satisfaction scores.  In addition, favorability in the cost areas that heavily impacted us last year contributed to significant margin expansion and growth in earnings per share.  We are well positioned as we enter the second half of the year, with our newer restaurants performing well and our core business on solid ground,” continued Overton.

Development

The Company opened two The Cheesecake Factory restaurants and one Grand Lux Cafe restaurant during the second quarter of fiscal 2015.  The Company continues to expect it will open as many as 11 Company-owned restaurants domestically in fiscal 2015.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Internationally, the Company anticipates no change to as many as three planned restaurant openings in the Middle East and Mexico under licensing agreements in fiscal 2015, one of which opened earlier in the year in Mexico City.

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share on the Company’s common stock, which equates to a 21% increase in the Company’s quarterly dividend.  The dividend is payable on August 18, 2015 to shareholders of record at the close of business on August 5, 2015.

During the second quarter of fiscal 2015, the Company repurchased 77,340 shares of its common stock at a cost of $3.8 million.  Year-to-date, the Company repurchased 1.7 million shares of its common stock at a cost of $84.2 million.  The Company continues to expect that it will return its free cash flow to shareholders in fiscal 2015 in the form of dividends and share repurchases.

“Based on the confidence that we have in the strength of our Company, our prospects for continued global growth, and the significant level of cash that our business generates, we took another meaningful step forward with our dividend and in our ongoing commitment to increase total shareholder return,” concluded Overton.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2015 today at 2:00 p.m. Pacific Time.  The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through August 22, 2015.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 192 full-service, casual dining restaurants throughout the U.S.A. and Puerto Rico, including 179 restaurants under The Cheesecake Factory® mark; 12 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, nine The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2015, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the second consecutive year.  To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 15, 2015 ©2015 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to the Company’s ability to: consistently deliver dependable comparable sales results over a sustained period of time; outperform the casual dining industry; leverage sales increases and manage flow through; improve its food efficiency and maintain high guest satisfaction scores; expand its operating margin and deliver earnings per share growth; open new restaurants that perform well; utilize capital effectively and continue to repurchase its common stock; realize opportunities for growth both domestically and internationally; continue to generate high levels of cash; and increase shareholder value.  In addition, forward-looking statements made in the press release include uncertainties related to: factors outside of the Company’s control that impact consumer confidence and spending; current and future macroeconomic conditions; acceptance and success of The Cheesecake Factory in international markets; changes in unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	June 30, 2015		July 1, 2014		June 30, 2015		July 1, 2014
Consolidated Statements of Operations	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Revenues	$529,107	100.0%	$496,406	100.0%	$1,047,080	100.0%	$977,837	100.0%
Costs and expenses:
Cost of sales	126,623	23.9%	120,667	24.3%	253,235	24.2%	240,029	24.5%
Labor expenses	168,495	31.8%	160,777	32.4%	339,664	32.5%	320,227	32.7%
Other operating costs and expenses	123,675	23.4%	119,577	24.1%	247,110	23.6%	235,210	24.1%
General and administrative expenses	35,345	6.7%	29,042	5.9%	68,420	6.5%	60,284	6.2%
Depreciation and amortization expenses	21,158	4.0%	20,534	4.1%	42,335	4.0%	40,785	4.2%
Impairment of assets and lease terminations	—	—	510	0.1%	—	—	696	0.1%
Preopening costs	4,058	0.8%	2,608	0.5%	5,509	0.5%	4,842	0.5%
Total costs and expenses	479,354	90.6%	453,715	91.4%	956,273	91.3%	902,073	92.3%
Income from operations	49,753	9.4%	42,691	8.6%	90,807	8.7%	75,764	7.7%
Interest and other (expense)/income, net	(1,432)	(0.3)%	(1,544)	(0.3)%	(3,327)	(0.3)%	(2,935)	(0.3)%
Income before income taxes	48,321	9.1%	41,147	8.3%	87,480	8.4%	72,829	7.4%
Income tax provision	13,597	2.5%	11,098	2.2%	24,333	2.4%	20,262	2.0%
Net income	$34,724	6.6%	$30,049	6.1%	$63,147	6.0%	$52,567	5.4%

Basic net income per share	$0.72		$0.61		$1.29		$1.05
Basic weighted average shares outstanding	48,451		49,349		48,838		50,044

Diluted net income per share	$0.69		$0.59		$1.25		$1.01
Diluted weighted average shares outstanding	50,262		51,358		50,681		52,098

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$483,285		$451,454		$956,102		$888,060
Other	45,822		44,952		90,978		89,777
	$529,107		$496,406		$1,047,080		$977,837

Income from operations:
The Cheesecake Factory restaurants	$77,292		$65,046		$143,993		$123,036
Other	5,263		4,589		11,326		9,015
Corporate	(32,802)		(26,944)		(64,512)		(56,287)
	$49,753		$42,691		$90,807		$75,764

Selected Consolidated Balance Sheet Information	June 30, 2015	December 30, 2014
Cash and cash equivalents	$61,548	$58,018
Total assets	1,174,790	1,176,452
Long-term debt	25,000	—
Total liabilities	625,671	619,942
Stockholders’ equity	549,119	556,510

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Supplemental Information	June 30, 2015	July 1, 2014	June 30, 2015	July 1, 2014
The Cheesecake Factory comparable restaurant sales	2.8%	1.5%	3.5%	1.5%
Restaurants opened during period	3	2	3	3
Restaurants open at period-end	192	182	192	182
Restaurant operating weeks	2,466	2,355	4,923	4,702

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and diluted net income per share excluding the impact of certain items.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	June 30, 2015	July 1, 2014	June 30, 2015	July 1, 2014
	(unaudited; in thousands, except per share data)
Net income (GAAP)	$34,724	$30,049	$63,147	$52,567
After-tax impact from:
- Impairment of assets and lease terminations (1)	—	306	—	418
Net income (non-GAAP)	$34,724	$30,355	$63,147	$52,985

Diluted net income per share (GAAP)	$0.69	$0.59	$1.25	$1.01
After-tax impact from:
- Impairment of assets and lease terminations	—	0.01	—	0.01
Diluted net income per share (non-GAAP) (2)	$0.69	$0.59	$1.25	$1.02

(1)         The pre-tax amounts associated with these items in fiscal 2014 were $510 in the second quarter and $186 in the first quarter, and were recorded in impairment of assets and lease terminations.

(2)         Diluted net income per share may not add due to rounding.

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